EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Royal Bancshares of Pennsylvania, Inc.

Narberth, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on No. 333-129894, File No. 333-25855 and File No. 333-135226 on Form S-8 of Royal Bancshares of Pennsylvania, Inc. of our report dated March 27, 2013, relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. appearing in Royal Bancshares of Pennsylvania, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ ParenteBeard LLC

ParenteBeard LLC

Philadelphia, Pennsylvania
March 27, 2013